Exhibit 99.2

Q3 FY16 Conference Call Supplemental Operating & Financial Data December 14, 2015

Forward Looking Statements Please note that this presentation will refer to a management analysis of company financial results that can be found at the end of the earnings release issued earlier today, December 14, 2015. This analysis summarizes certain information regarding results of operations presented on a non-GAAP basis. The Company cautions that these financial measures should be viewed in addition and not as an alternative to the Company’s complete consolidated financial statements and financial notes prepared in accordance with generally accepted accounting principles. A reconciliation of these non-GAAP measures to their most directly comparable GAAP measure is included in the earnings release. This presentation contains forward looking statements under the Private Securities Litigation Reform Act of 1995. The words expect, estimate, anticipate, plan, predict, believe, intend, and similar expressions and variations thereof are intended to identify forward looking statements. Such statements include comments regarding the intent, belief, or current expectations of the company with respect to, among other things, trends affecting the financial condition or results of operations of the Company; the business and growth strategies of the Company, including new store openings; the results of the Company’s operational and other initiatives, including pursuant to the Company’s profit improvement plans; the results of operations for future periods and potential uses of capital. These statements do not guarantee future performance and therefore, undue reliance should not be placed upon them. For a more detailed discussion of the factors that can cause actual results to differ materially from those projected in any forward-looking statements, the Company refers you to 99 Cents Only Store’s most recent 10-Q and 10-K filed with the SEC or posted on the Company’s website.

EXECUTIVE TEAM

Name	Title	Previous Experience
Geoffrey Covert	President & CEO	■ Kroger – executive team leading retail divisions, manufacturing ■ Procter & Gamble – manufacturing and product supply executive ■ 42 years of retail and CPG experience
Felicia Thornton	CFO & Treasurer	■ DSM ($4bn retailer) – Co-CEO, COO, President ■ Albertsons – EVP & CFO ■ 28 years of retail experience
Jack Sinclair	CMO	■ Wal-Mart USA – EVP of Food (grocery) ■ Safeway PLC – Group Marketing and Trading Director ■ 30 years of retail experience
Jason Kidd	SVP Operations	■ 1.5 years at 99 Cents Only Stores ■ Sam's Club – SVP Operations, South Division ■ 18 years of retail experience
Stephan Lauzon	SVP Supply Chain	■ KPMG Advisory – Partner ■ Groupe 4L2 – Founder and Owner ■ 24 years of supply chain experience
Jesse Allen	SVP Real Estate	■ 9 years at 99 Cents Only Stores ■ Styles 4U real estate executive ■ 20 years of real estate and retail experience
Jim Bahrenburg	SVP IT	■ 8 years at 99 Cents Only Stores ■ Evant – Product Director ■ 24 years of retail experience
Paul Dolby	SVP Human Resources	■ 2 years at 99 Cents Only Stores ■ Circle K – Director of HR, Global ■ 20 years of retail and CPG experience
Mickey Green	SVP General Counsel	■ 3 years at 99 Cents Only Stores ■ Prior general counsel roles include Vitesse, Sizzler and Arco ■ 18 years of GC experience; attorney for 45 years

3

Immediate areas of emphasis Improve the customer shopping experience Getting the right product to the right store at the right time Reduce shrink and scrap Inventory management and reduction

SALES BRIDGE-FY16 Q3 VS. FY15 Q3


Same-store sales impact ~140 bps
Primarily driven by challenges associated with fresh and consumable categories
$31.5
$6.5
$2.4
$9.2
$0.2
$478.3
$491.5
Markdown of seasonal merchandise to clear excess inventory; same-store sales impact of ~50 bps
($M)
FY15 Q3 Sales
New / Non-Comp Stores
Cannibalization
Seasonal Inventory Reduction
Remaining Declines in Comp Sales
Bargain Wholesale
FY16 Q3 Sales

5

Halloween update Challenge Seasonal buying for Halloween 2015 was far in excess of what the Company would reasonably sell Solution Aggressive move-through of products through promotional activities (e.g., “Buy One, Get One Free”) and other aggressive markdowns Results Halloween promotional activities delighted current customers, but negatively impacted the Company’s financial performance: 50 bps and 60bps impact on Q3 same store sales and gross margin, respectively We remain committed to the exciting, fun, treasure hunt customer experience with the right value proposition

GROSS MARGIN BRIDGE-FY16 Q3 VS. FY15 Q3



31.4%
0.6%
1.7%
1.6%
0.6%
0.1%
26.8%
Higher shrink & produce scrap
Higher inbound expenses; higher product costs including ~35 bps in fresh produce
FY15 Q3 Gross Margin
Seasonal Inventory Reduction
Higher Product Cost & Inbound Expenses
Shrink & Scrap
Distribution & Transportation
Other Misc.
FY16 Q3 Gross Margin

7

ADJUSTED EBITDA BRIDGE-FY16 Q3 VS. FY15 Q3


$27.1
$5.3
$7.2
Higher inbound expenses & product costs
$7.6
Primarily driven by ~160 bps increase in shrink & scrap
$3.4
~40 bps increase as % of sales, primarily driven by new store openings and negative operating leverage
$3.5
$2.6
~40 bps increase as % of sales, primarily driven by new store openings
$3.0
$5.1
($M)
FY15 Q3 EBITDA
Profit Dollars from Net Sales Increase
Change in Merchandise Margin
Shrink, Scrap & Misc. COGs
Distribution & Transportation
Store Labor
Store Occupancy
Corporate & Other Store Exp.
FY16 Q3 EBITDA

Note: Adjusted EBITDA excludes impact of non-cash, one-time and non-recurring items

8

BALANCE SHEET ITEMS ($M) Balance as of Quarter Ended ($M) Jan-15 Apr-15 Jul-15 Oct-15 Inventory $296 $302 $275 $266 AP $139 $146 $86 $99 Revolver Borrowings $57 $53 $107 $76 We continue to expect revolver borrowings to decrease as we execute on our inventory reduction and other strategic initiatives $57 $53 $107 $76 – $20 $40 $60 $80 $100 $120 Jan-15 Apr-15 Jul-15 Oct-15 Borrowings Under Revolver

CAPITAL EXPENDITURES FY16 Q4 Guidance FY16 Full-Year Estimate ($M) FY16 Q3 YTD Low High Low High New and Existing Stores $41.8 $3.0 $7.0 $44.8 $48.8 IT & Supply Chain Maintenance 13.9 4.3 4.3 18.2 18.2 Total Capex $55.7 $7.3 $11.3 $63.1 $67.1